Exhibit 10.3

LETTER AGREEMENT

RELATING TO

BOARD OF DIRECTORS AGREEMENT

This Letter Agreement (the “Letter Agreement”), is made as of April 5, 2024 by and between Nxu, Inc., a company incorporated under the laws of Delaware, (“Nxu” or the “Company”) and the undersigned Nxu Independent Director (“Independent Director,” and together with the Company, the “Parties”). Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the Board of Directors Agreement between the Parties dated July 1, 2023 (“BOD Agreement”).

WHEREAS, the Parties are signatories to the BOD Agreement.

WHEREAS, the Parties desire to amend Section 3, Compensation and Benefits, of the BOD Agreement;

WHEREAS, the Board of Directors (“Board”) approved the form, content, and entry into this Letter Agreement upon recommendation from the Board’s Compensation Committee;

WHEREAS, the Board concluded that it is in the best interest of the Parties to amend the BOD Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.       Section 3 (b) of the BOD Agreement shall be deleted and replaced in its entirety with the following:

b.	Stipend. In addition to quarterly equity compensation, Director shall be paid a $15,000 quarterly cash stipend at the closing of each financial quarter. Stipend payments shall be due within ten (10) calendar days of the financial quarter closing dates (June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024) until the 2024 annual shareholder meeting.

Additionally, Director shall be paid a $40,000 cash stipend on or before April 10, 2024 to compensate Director for acting as the chair of the Board’s Compensation Committee and as a member of the Board’s Audit Committee and Strategic Planning Committee.

2.       All other terms and conditions in the BOD Agreement shall remain in full force and effect.

3.       This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the choice of law provisions.

4.       The Letter Agreement may not be amended nor may any provision hereof be waived without the express written consent of the Parties.

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5.       This Letter Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and the Parties hereto may execute this Letter Agreement by signing any such counterpart.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Letter Agreement to be duly executed by their respective authorized officer as of the date first above written.

NXU, INC.

By:
Name: Mark Hanchett
Title: Chief Executive Officer

INDEPENDENT DIRECTOR

By:
Name: Jessica Billingsley

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